Exhibit 4.12

INTERCREDITOR AGREEMENT

dated as of July 1, 2013

among

KCG HOLDINGS, INC.,

as Company

JEFFERIES FINANCE LLC,

as First Lien Collateral Agent

and

THE BANK OF NEW YORK MELLON,

as Second Lien Collateral Agent

i

ii

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), is dated as of July 1, 2013, and entered into by and among Jefferies Finance LLC, in its capacity as collateral agent for the holders of the First Lien Obligations (as defined below), including its successors and assigns from time to time (in such capacity, the “First Lien Collateral Agent”) and The Bank of New York Mellon (“BNYM”), in its capacity as collateral agent for the holders of the Second Lien Obligations (as defined below), including its successors and assigns from time to time (in such capacity, the “Second Lien Collateral Agent”) and acknowledged and agreed to by KCG Holdings, Inc. (the “Company”) and the other Grantors (as defined below). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The Company, the lenders and agents party thereto, and Jefferies Finance LLC, as arranger, book manager, administrative agent and collateral agent, have entered into that certain Credit Agreement, dated as of the date hereof, providing for a revolving credit facility and term loan (as amended, restated, supplemented, modified, and subject to the terms hereof, replaced or refinanced, from time to time, the “First Lien Credit Agreement”);

The Company has, pursuant to the Second Lien Notes Indenture (as defined below), issued the Second Lien Notes;

Pursuant to (i) the First Lien Credit Agreement, the Company has agreed to cause certain current and future Subsidiaries (the “Subsidiary Guarantors”) to guaranty the First Lien Obligations (the “First Lien Guaranty”); and (ii) the Second Lien Notes Indenture, the Company has agreed to cause each Subsidiary Guarantor to guaranty the Second Lien Obligations (each a “Second Lien Guaranty”);

The First Lien Loan Documents and the Second Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In order to induce the First Lien Collateral Agent and the First Lien Claimholders to consent to the Grantors incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor, the Second Lien Collateral Agent on behalf of the Second Lien Claimholders has agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1 Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Accession Agreement” means an accession agreement, if any, to the Second Lien Security Documents, in substantially the form provided in one or more of such documents, entered into by the Company, the other Grantors, the trustee, agent or other representative for the holders of the applicable Pari Passu Indebtedness and the Second Lien Collateral Agent.

“Additional Secured Parties” means, collectively, the agent, trustee or other representative, if any, and any additional lenders or holders of Indebtedness identified in a Supplement to the Intercreditor Agreement or an Accession Agreement.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that in no event shall Jefferies Finance LLC or any of its Affiliates be considered an Affiliate of the Company or any of its Subsidiaries.

“Agreement” has the meaning assigned to that term in the Preamble to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar Legal Requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“BNYM” has the meaning assigned to that term in the Preamble to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Cash Collateral” has the meaning set forth in Section 6.1(a).

“Collateral” means collectively, both First Lien Collateral and Second Lien Collateral, whether now or existing or hereafter acquired, pledged, or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any First Lien Security Document or Second Lien Security Document including any property subject to Liens granted pursuant to Section 6 to secure both First Lien Obligations and Second Lien Obligations.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Comparable Second Lien Security Document” means, in relation to any Collateral subject to any Lien created under any First Lien Security Document, the Second Lien Document that creates a Lien on the same Collateral, granted by the same Grantor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“DIP Financing” has the meaning assigned to that term in Section 6.1(a).

“Discharge of First Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.6:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) on all Indebtedness outstanding under the First Lien Loan Documents to the extent constituting First Lien Obligations;

(b) payment in full in cash of all Hedging Obligations constituting First Lien Obligations or the cash collateralization (or other backstopping) of all such Hedging Obligations on terms satisfactory to each applicable counterparty and the expiration or termination of all outstanding transactions under First Lien Hedging Agreements relating thereto;

(c) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification Obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(d) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations; and

(e) termination or cash collateralization (or other backstopping by a letter of credit) (in either case, in an amount and manner (including, if applicable, by an issuing bank) reasonably satisfactory to the First Lien Collateral Agent, but in no event greater than 103% of the aggregate undrawn face amount) of all letters of credit issued under the First Lien Loan Documents and constituting First Lien Obligations.

“Discharge of Second Lien Obligations” means:

(a) either (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) on all Indebtedness outstanding under the Second Lien Documents to the extent constituting Second Lien Obligations or (ii) legal defeasance or covenant defeasance pursuant to the terms of the applicable Second Lien Documents; and

(b) payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification Obligations for which no claim or demand for payment, whether oral or written, has been made at such time).

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment (other than any collateral assignment), conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“ECP” has the meaning assigned to that term in the definition of “Excluded Swap Obligation.”

“Enforcement Action” means any action to:

(a) foreclose, execute, levy, or collect on, take possession or control of (other than taking “possession” for the sole purpose of perfecting a Lien on Collateral), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral or Restricted Assets, or otherwise exercise or enforce remedial rights with respect to Collateral or Restricted Assets under the First Lien Loan Documents or the Second Lien Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b) solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral or Restricted Assets, to conduct the liquidation or disposition of Collateral or Restricted Assets or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral or Restricted Assets;

(c) receive a transfer of Collateral or Restricted Assets in satisfaction of Indebtedness or any other Obligation secured thereby;

(d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral or Restricted Assets at law, in equity, or pursuant to the First Lien Loan Documents or Second Lien Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral or Restricted Assets to facilitate the actions described in the clauses (a) through (e) of this definition, and exercising voting rights in respect of Equity Interests comprising Collateral or Restricted Assets); or

(e) effect the Disposition of Collateral or Restricted Assets by any Grantor after the occurrence and during the continuation of an “event of default” under the First Lien Loan Documents or the Second Lien Documents with the consent of the First Lien Collateral Agent or the Second Lien Collateral Agent (as directed, in the case of the Second Lien Collateral Agent, by the Instructing Group), as applicable;

provided that an Enforcement Action will not be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency or Liquidation Proceeding.

“Equity Interest” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), or if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the date of this Agreement, but excluding debt securities convertible or exchangeable into such equity.

“Excess First Lien Obligations” means any Obligations that would constitute First Lien Obligations if not for the First Lien Cap Amount.

“Excess Second Lien Obligations” means any Obligations that would constitute Second Lien Obligations if not for the Second Lien Cap Amount.

“Excluded Swap Obligations” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (each, an “ECP”) and the regulations thereunder at the time the guarantee of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“First Lien Cap Amount” means the maximum principal amount of Indebtedness permitted to be secured by a Lien at the time of incurrence thereof pursuant to clause (1) of the definition of “Permitted Liens” under (and as defined in) the Second Lien Notes Indenture (as in effect on the date hereof) or such greater amount that is expressly permitted at the time of incurrence thereof under the Second Lien Notes Indenture.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Lenders, the First Lien Collateral Agent, the other agents under the First Lien Loan Documents, the issuing lenders under the First Lien Credit Agreement and each First Lien Lender Counterparty.

“First Lien Collateral” means, collectively, all of the Guarantee and Collateral Agreement Collateral (as defined in the First Lien Credit Agreement), each Mortgaged Property (if any, as defined in the First Lien Credit Agreement) and all other property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any First Lien Security Document.

“First Lien Collateral Agent” has the meaning assigned to that term in the Preamble to this Agreement.

“First Lien Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“First Lien Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, as such term is defined in the First Lien Credit Agreement.

“First Lien Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“First Lien Hedging Agreement” means a Hedging Agreement entered into with a First Lien Lender Counterparty.

“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Loan Documents.

“First Lien Lender Counterparty” means each counterparty to a Hedging Agreement if (i) at the date of entering into such Hedging Agreement, such counterparty was an Agent, a Lender or an Affiliate of an Agent or Lender (each, as defined in the First Lien Credit Agreement) and (ii) such counterparty complied with the terms applicable to it under the First Lien Credit Agreement.

“First Lien Loan Documents” means the First Lien Credit Agreement and the Loan Documents (as defined in the First Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation (including each First Lien Hedging Agreement), and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“First Lien Obligations” means, subject to clause (c) hereof, the following:

(a) all obligations of the Company and the other Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any Post-Petition Interest) on the loans made pursuant to and under the First Lien Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Company and the other Grantors under the First Lien Credit Agreement in respect of any letter of credit, when and as due, including payments in respect of Reimbursement Obligations (as defined in the First Lien Credit Agreement), interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations and liabilities of any kind, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations accrued or incurred during the pendency of any Insolvency or Liquidation Proceeding regardless of whether allowed or allowable in any such Insolvency or Liquidation Proceeding) of the Company and the other Grantors under the First Lien Loan Documents (including each First Lien Hedging Agreement); provided, however, the term “First Lien Obligations” shall not include Excluded Swap Obligations;

(b) to the extent any payment with respect to any First Lien Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Lien Claimholders, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Claimholders and the Second Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the First Lien Loan Documents are disallowed by order of any court, including, without limitation, by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the First Lien Claimholders and the Second Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “First Lien Obligations”; and

(c) notwithstanding the foregoing, if the sum of: (1) Indebtedness for borrowed money constituting principal outstanding under the First Lien Loan Documents (but excluding, for the avoidance of doubt, any First Lien Hedging Agreements); plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the First Lien Credit Agreement, is in excess of the First Lien Cap Amount, then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the First Lien Cap Amount shall be included in First Lien Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Lien Obligations to the extent related to such Indebtedness and face amounts of letters of credit included in the First Lien Obligations.

“First Lien Security Documents” means the Security Documents (as defined in the First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Foreign Subsidiary” means a Subsidiary of the Company that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” means any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, self-regulatory organization (including the Financial Industry Regulatory Authority, Inc. and any comparable foreign equivalent thereof), exchange, instrumentality or regulatory body or any subdivision thereof (including the Securities and Exchange Commission and any comparable foreign equivalent thereof) or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States or a foreign entity or government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantors” means the Company, each of the Subsidiary Guarantors and each other Person that has or may from time to time hereafter execute and deliver a First Lien Security Document or a Second Lien Security Document as a “grantor” or “pledgor” (or the equivalent thereof).

“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any First Lien Hedging Agreement.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement or the Second Lien Notes Indenture, as applicable; for the avoidance of doubt “Indebtedness” shall not include Hedging Obligations.

“Indenture Documents” means the Second Lien Notes, the Second Lien Notes Indenture, the Second Lien Guaranties and the Second Lien Security Documents relating thereto.

“Insolvency or Liquidation Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority (whether voluntary or involuntary) relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under United States federal or state or non-United States Legal Requirements, including the Bankruptcy Code.

“Instructing Group” has the meaning assigned to that term in the Second Lien Documents.

“Legal Requirements” means, as to any Person, the Organizational Documents of such Person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in the nature of a security interest (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Maximum Pari Passu Indebtedness Amount” means the maximum aggregate principal amount of Indebtedness provided under a Supplement to the Intercreditor Agreement, which is permitted under the First Lien Credit Agreement at the time of the execution and delivery of such Supplement to the Intercreditor Agreement.

“New Agent” has the meaning assigned to that term in Section 5.6.

“New First Lien Debt Notice” has the meaning assigned to that term in Section 5.6.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates under the First Lien Loan Documents or the Second Lien Documents, whether for principal, premium, reimbursements for letters of credit (or obligations to cash collateralize letters of credit), interest or payments for early termination of Hedging Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest, fees or expenses that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, the term “Obligations” shall not include any Excluded Swap Obligations.

“Organizational Documents” means, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation, articles of incorporation or deed of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constituent documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constituent documents) of such Person (and, where applicable, the equityholders or shareholders registry of such Person), (d) in the case of any general partnership, the partnership agreement (or similar constituent document) of such Person, (e) in any other case, the functional equivalent of the foregoing, and (f) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.

“Pari Passu Agent” shall have the meaning assigned to that term in Section 2.5.

“Pari Passu Indebtedness” means any Indebtedness (1) that is permitted to be incurred under Section 4.10 of the Second Lien Notes Indenture (but only so long as such Indebtedness is otherwise permitted to be incurred at such time under the First Lien Credit Agreement), (2) that is secured on a pari passu (and for the avoidance of doubt, not a junior or subordinated) basis with the Second Lien Notes and the Second Lien Guaranties relating to such Second Lien Notes, as applicable, by a Permitted Lien described in clause (15) of the definition of Permitted Liens in the Second Lien Notes Indenture (as in effect on the date hereof), and (3) the aggregate principal amount of which does not at any time exceed the Maximum Pari Passu Indebtedness Amount; provided that (i) such Indebtedness is so designated as Pari Passu Indebtedness in an Officers’ Certificate (as defined in the Second Lien Notes Indenture) delivered to the Second Lien Collateral Agent and (ii) the Pari Passu Agent for the holders of such Indebtedness shall have executed and delivered a Supplement to the Intercreditor Agreement and an Accession Agreement.

“Pari Passu Payment Lien Documents” means any indenture, purchase agreement, loan agreement or similar agreement relating to the Pari Passu Indebtedness and related documents identified in a Supplement to the Intercreditor Agreement.

“Pay-Over Amount” has the meaning assigned to that term in Section 6.3(b)(ii).

“Person” means any natural person, corporation, business trust, joint venture, trust, association, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.

“Pledged Collateral” has the meaning set forth in Section 5.5(a).

“Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to the First Lien Credit Agreement or the Second Lien Notes Indenture, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Purchase Price” has the meaning set forth in Section 5.7(a).

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Restricted Assets” means all licenses, permits, franchises, approvals or other authorizations from any Governmental Authority from time to time granted to or otherwise held by the Company or any Subsidiary Guarantor to the extent the same constitute “Excluded Property” under (and as defined in) the First Lien Guarantee and Collateral Agreement and the Second Lien Security Documents.

“Sale Proceeds” means (i) the proceeds from the sale of the Company or one or more of the Grantors as a going concern or from the sale of Restricted Assets as a going concern, (ii) the proceeds from another sale or disposition of (x) any assets of the Grantors that includes any Restricted Assets, (y) any assets of the Grantors that benefit from any Restricted Assets or (z) where the assets sold have the benefit of any Restricted Assets, or (iii) any other economic value (whether in the form of cash or otherwise) received or distributed that is associated with the Restricted Assets.

“Second Lien Adequate Protection Payments” has the meaning assigned to that term in Section 6.3(b)(ii).

“Second Lien Cap Amount” means $305,000,000 in the aggregate or such greater amount at the time of incurrence thereof that is expressly permitted under the First Lien Credit Agreement.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at that time, including the Second Lien Noteholders, the Second Lien Collateral Agent, the Second Lien Notes Trustee and the Additional Secured Parties, if any.

“Second Lien Collateral” means collectively, all of the Collateral (as defined in the Second Lien Notes Indenture).

“Second Lien Collateral Agent” has the meaning set forth in the Preamble of this Agreement.

“Second Lien Documents” means the Indenture Documents and the Pari Passu Payment Lien Documents.

“Second Lien Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“Second Lien Noteholders” means the Person or Persons in whose name the Second Lien Notes are registered in accordance with the Second Lien Notes Indenture.

“Second Lien Notes” means the Company’s 8.250% Second Lien Notes due June 15, 2018, issued pursuant to the Second Lien Notes Indenture.

“Second Lien Notes Indenture” means the Indenture, dated as June 5, 2013, by and among the Company, as issuer, the Subsidiaries of the Company that are guarantors party thereto and the Second Lien Notes Trustee.

“Second Lien Notes Trustee” means BNYM in its capacity as trustee pursuant to the Second Lien Documents and any successor appointed in accordance with the Second Lien Documents.

“Second Lien Obligations” means (a) all Obligations (including Post-Petition Interests) outstanding under the Second Lien Documents; and

(b) notwithstanding the foregoing, if Indebtedness for borrowed money constituting principal outstanding under the Second Lien Documents is in excess of the Second Lien Cap Amount, then only that portion of such Indebtedness equal to the Second Lien Cap Amount shall be included in Second Lien Obligations and interest with respect to such Indebtedness shall only constitute Second Lien Obligations to the extent related to such Indebtedness included in the Second Lien Obligations.

“Second Lien Security Documents” means the security agreements, pledge agreements, mortgages and other security documents entered into pursuant to the Second Lien Notes Indenture and other Second Lien Documents in which Liens are granted on the Collateral to the Second Lien Collateral Agent for its benefit and the benefit of the Second Lien Claimholders.

“Short Fall” has the meaning assigned to that term in Section 6.3(b)(ii).

“Standstill Period” has the meaning set forth in Section 3.1(a)(i).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (c) any partnership (i) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (ii) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (d) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent.

“Subsidiary Guarantors” has the meaning set forth in the Recitals to this Agreement.

“Supplement to the Intercreditor Agreement” means a supplement, if any, to this Agreement, in substantially the form of Annex A attached hereto, entered into by the Company, the other Grantors, the Pari Passu Agent, the First Lien Collateral Agent and the Second Lien Collateral Agent.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any Hedging Obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e) all references to “knowledge” in this Agreement refer to the actual knowledge (after reasonable inquiry) of such Person making such certification;

(f) any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; and

(g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2 Lien Priorities.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Second Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that:

(a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior and prior in all respects to any Lien on the Collateral securing any Second Lien Obligations;

(b) any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior and prior in all respects to any Lien on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person; and

(c) any Lien on the Collateral securing any Excess First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent, any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Lien on the Collateral securing any Second Lien Obligations up to but not exceeding the Second Lien Cap Amount (but only with respect to such excess amounts). All Liens securing Excess First Lien Obligations will be senior in all respects and prior to any Lien on the Collateral securing any Excess Second Lien Obligations and all Liens securing any Excess Second Lien Obligations will be junior and subordinate in all respects and prior to any Lien securing Excess First Lien Obligations.

The subordination of Liens securing Second Lien Obligations to Liens securing First Lien Obligations in this Agreement affects only the relative priority of those Liens, and does not subordinate the Second Lien Obligations in right of payment to the First Lien

Obligations. Nothing in this Agreement will affect the entitlement of any Second Lien Claimholder to receive and retain required payments of interest, principal, and other amounts in respect of a Second Lien Obligation unless the receipt (i) is expressly prohibited by, or results from the Second Lien Claimholder’s breach of, this Agreement or (ii) is the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them.

2.2 Prohibition on Contesting Liens; No Marshalling. Each of the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any First Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1. Until the Discharge of First Lien Obligations, neither the Second Lien Collateral Agent nor any Second Lien Claimholder will assert (and the Second Lien Collateral Agent and any Second Lien Claimholder hereby waives any right to assert) any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

2.3 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such property to secure the First Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1; or

(b) grant or permit any additional Liens on any property to secure any First Lien Obligations unless it has granted or concurrently grants a Lien on such property to secure the Second Lien Obligations; provided that this provision will not be violated if the Second Lien Collateral Agent is given a reasonable opportunity to accept a Lien and declines in writing to accept a Lien on such property.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Collateral Agent and/or the First Lien Claimholders, the Second Lien Collateral Agent, on behalf of Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective Persons obligated under the First Lien Loan Documents and the Second Lien Documents; and

(b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations, subject to Section 5.3(c) and the proviso to Section 2.3(b), shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

Notwithstanding the foregoing Sections 2.3 and 2.4, (x) to the extent a second lien pledge of the Equity Interests of any Foreign Subsidiary is prohibited or otherwise unenforceable under local law of any jurisdiction outside the United States but a first lien pledge thereof is not so prohibited or otherwise unenforceable, the First Lien Loan Documents may include a pledge of such Equity Interests and the Second Lien Documents may not include a pledge of such Equity Interests and, except to the extent held as a bailee or custodian or agent by the First Lien Collateral Agent on behalf of the Second Lien Collateral Agent under Section 5.5, the Second Lien Collateral shall not include the Equity Interests of such Foreign Subsidiary and (y) it is understood by each of the parties that to the extent that the First Lien Collateral Agent or the Second Lien Collateral Agent obtains a Lien on an asset (of a type that is not included in the types of assets included in the Collateral as of the date hereof or which would not constitute Collateral without a grant of a security interest or Lien separate from the First Lien Loan Documents or Second Lien Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement elects in writing not to obtain after receiving prior written notice thereof, the Collateral securing the First Lien Obligations and the Second Lien Obligations will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

2.5 Pari Passu Payment Lien Obligations.

As a condition to either the Company or any other Grantor incurring any Pari Passu Indebtedness, (i) a Supplement to the Intercreditor Agreement, identifying the proposed Indebtedness, the authorized representative of the lenders or holders providing such Indebtedness (the “Pari Passu Agent”) and the documents in connection with such Indebtedness, shall be executed and delivered and (ii) the Pari Passu Agent shall enter into an Accession Agreement, pursuant to which such authorized representative shall agree to be bound by the terms and conditions of this Agreement and the Second Lien Security Documents.

SECTION 3 Enforcement.

3.1 Exercise of Remedies.

(a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Collateral Agent and the Second Lien Claimholders:

(i) will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; provided that the Second Lien Collateral Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which the Second Lien Collateral Agent declared the existence of any “Event of Default” under any Second Lien Documents and demanded the repayment of all the principal amount of any Second Lien Obligations and (ii) the date on which the First Lien Collateral Agent received notice from the Second Lien Collateral Agent of such declarations of an “Event of Default” (the “Standstill Period”) (provided that the Second Lien Collateral Agent shall have given the First Lien Collateral Agent at least 15 days written notice prior to such Enforcement Action, which notice may be given during the pendency of the applicable Standstill Period); provided, further, that notwithstanding anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any Second Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, the First Lien Collateral Agent or First Lien Claimholders shall have commenced and be diligently pursuing an Enforcement Action or other exercise of their rights or remedies (or shall have sought or requested relief or modification of the automatic stay or any other stay in an Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) in each case with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Second Lien Collateral Agent);

(ii) will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any First Lien Claimholder or any other exercise by the First Lien Collateral Agent or any First Lien Claimholder of any rights and remedies relating to the Collateral under the First Lien Loan Documents or otherwise;

(iii) subject to their rights under clause (a)(i) above, will not object to the forbearance by the First Lien Collateral Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by the First Lien Collateral Agent in excess of those necessary to achieve a Discharge of First Lien Obligations are distributed in accordance with the UCC and other applicable law, subject to the relative priorities described herein;

(iv) will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Lien Obligation pari passu with or senior to, or give any Second Lien Claimholder any preference or priority relative to, the Liens with respect to the First Lien Obligations or the First Lien Claimholders; and

(v) will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against any First Lien Claimholder or First Lien Collateral Agent seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no First Lien Claimholder or First Lien Collateral Agent shall be liable to the Second Lien Collateral Agent or any Second Lien Claimholder for, any action taken or omitted to be taken by such First Lien Claimholder or First Lien Collateral Agent with respect to any Collateral or pursuant to the First Lien Loan Documents.

(b) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 3.1(a)(i), the First Lien Collateral Agent and the First Lien Claimholders shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to “credit bid” their debt, except that the Second Lien Collateral Agent shall have the “credit bid” rights set forth in Section 3.1(c)(vi)), subject to Section 5.1, to make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Claimholder; provided that any proceeds received by the First Lien Collateral Agent in excess of those necessary to achieve a Discharge of First Lien Obligations are distributed in accordance with the UCC and other applicable law, subject to the relative priorities described herein. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the Second Lien Collateral Agent or any Second Lien Claimholder and regardless of whether any such exercise is adverse to the interest of any Second Lien Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the Second Lien Collateral Agent and any Second Lien Claimholder may:

(i) file a claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading relating to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Second Lien Collateral Agent or any Second Lien Claimholder may be inconsistent with the provisions of this Agreement;

(v) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(i); and

(vi) bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by the First Lien Collateral Agent or any First Lien Claimholder, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of First Lien Obligations.

The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of First Lien Obligations has occurred, except in connection with any foreclosure expressly permitted by Section 3.1(a)(i) to the extent the Second Lien Collateral Agent and Second Lien Claimholders are permitted to retain the proceeds thereof in accordance with Section 4.2 of this Agreement). Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(b) and this Section 3.1(c), the sole right of the Second Lien Collateral Agent and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(d) Subject to Sections 3.1(a) and (c) and Section 6.3(b):

(i) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Lien Collateral Agent and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(ii) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders; and

(iii) the Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Security Documents or any other Second Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

(e) To the extent not inconsistent with the terms of this Agreement, the Second Lien Collateral Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Grantor); provided that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(f) Except as specifically set forth in Sections 3.1(a) and (d), nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any Second Lien Claimholders of the required payments of interest, principal, premium, fees and other amounts owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the First Lien Collateral Agent or the First Lien Claimholders may have with respect to the First Lien Collateral.

3.2 Actions Upon Breach; Specific Performance. If any Second Lien Claimholder, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebutable presumption and admission by such Second Lien Claimholder that relief against such Second Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the First Lien Claimholders, it being understood and agreed by the Second Lien Collateral Agent on behalf of each Second Lien Claimholder that (i) the First Lien Claimholders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Lien Claimholder waives any defense that the Grantors and/or the First Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Collateral Agent or the First Lien Claimholders or the Second Lien Collateral Agent or the Second Lien Claimholders, as the case may be. No provision of this Agreement shall constitute or be deemed to constitute a waiver by the First Lien Collateral Agent on behalf of itself and the First Lien Claimholders or the Second Lien Collateral Agent on behalf of itself and the Second Lien Claimholders of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

SECTION 4 Payments.

4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof, Restricted Assets or any proceeds thereof, or Sale Proceeds received in connection with any Enforcement Action or other exercise of remedies by the First Lien Collateral Agent or First Lien Claimholders, shall be applied: first, by the First Lien Collateral Agent to the First Lien Obligations that are not Excess First Lien Obligations in such order as specified in the relevant First Lien Loan Documents; second, to the payment by the Second Lien Collateral Agent to the Second Lien Obligations that are not Excess Second Lien Obligations in such order as specified in the relevant Second Lien Documents; third, by the First Lien Collateral Agent to the payment of any Excess First Lien Obligations in such order as specified in the relevant First Lien Loan Documents; fourth, by the Second Lien Collateral Agent to the payment of any Excess Second Lien Obligations in such order as specified in the relevant Second Lien Documents; and fifth, to the applicable Grantor or as otherwise required by applicable law; provided that any non-cash Collateral or non-cash proceeds will be held by the First Lien Collateral Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any Collateral and proceeds thereof, Restricted Assets and proceeds thereof and all Sale Proceeds held by it in the same form as received, with any necessary endorsements to the Second Lien Collateral Agent, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as specified in the Second Lien Security Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that no amount of any Sale Proceeds will in any event be allocated to any Restricted Assets, and none of the Second Lien Collateral Agent or Second Lien Claimholders will, in any forum (including in any Insolvency or Liquidation Proceeding) assert that any amount of any Sale Proceeds should be allocated to any Restricted Assets.

4.2 Payments Over.

(a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof, Restricted Assets or proceeds thereof and all Sale Proceeds (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) received by the Second Lien Collateral Agent or any Second Lien Claimholders in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral or the Restricted Assets in contravention of this Agreement in all cases shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(b) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof, Restricted Assets or any proceeds thereof and all Sale Proceeds (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) received by the Second Lien Collateral Agent or any Second Lien Claimholders in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral or the Restricted Assets not in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct; provided that, with respect to Collateral, this Section 4.2(b) shall only be applicable if the exercise of such right or remedy by the Second Lien Collateral Agent or any Second Lien Claimholder has the effect of discharging the Lien of the First Lien Collateral Agent on such Collateral. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(c) So long as the Discharge of First Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the Second Lien Collateral Agent or any Second Lien Claimholders shall receive any distribution of money or other property in respect of the Collateral, Restricted Assets or Sale Proceeds (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated), such money or other property shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements. Any Lien received by the Second Lien Collateral Agent or any Second Lien Claimholders in respect of any of the Second Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

4.3 Certain Agreements with respect to Unenforceable Collateral.

In addition to the rights and obligations of the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Claimholders and Second Lien Claimholders set forth herein, in the event that in any Insolvency or Liquidation Proceeding a determination is made that Liens of the First Lien Collateral Agent or the First Lien Claimholders encumbering any Collateral are not enforceable for any reason, then the Second Lien Collateral Agent and the Second Lien Claimholders agree that, any distribution or recovery they may receive with respect to, or allocable to, the value of such Collateral or any proceeds thereof shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable.

SECTION 5 Other Agreements.

5.1 Releases.

(a) If in connection with any Enforcement Action by the First Lien Collateral Agent or any other exercise of the First Lien Collateral Agent’s remedies in respect of the Collateral, in each case, prior to the Discharge of First Lien Obligations, the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released. If in connection with any Enforcement Action or other exercise of rights and remedies by the First Lien Collateral Agent, in each case, prior to the Discharge of First Lien Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and the First Lien Collateral Agent releases its Lien on the property of such Person then the Liens of Second Lien Collateral Agent with respect to the property of such Person will be automatically released to the same extent as the Liens of the First Lien Collateral Agent. The Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent such termination statements, releases and other documents as the First Lien Collateral Agent may reasonably request to effectively confirm the foregoing releases.

(b) If in connection with any Disposition permitted under the terms of the First Lien Loan Documents and not expressly prohibited under the terms of the Second Lien Documents (other than in connection with an Enforcement Action or other exercise of the First

Lien Collateral Agent’s remedies in respect of the Collateral which shall be governed by Section 5.1(a)), the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, other than (i) in connection with, or following, the Discharge of First Lien Obligations and (ii) after the occurrence and during the continuance of any “Event of Default” under the Second Lien Notes Indenture, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released. The Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent such termination statements, releases and other documents as the First Lien Collateral Agent may reasonably request to effectively confirm such release.

(c) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such holder or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(d) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Collateral Agent or the First Lien Claimholders (i) have released any Lien on Collateral and any such Liens are later reinstated or (ii) obtain any new liens, then the Second Lien Collateral Agent, for itself and for the Second Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement.

5.2 Insurance. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent and the First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Loan Documents (including for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Lien Obligations are outstanding, and subject to the rights of the Grantors under the Second Lien Documents, to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Security Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.

5.3 Amendments to First Lien Loan Documents and Second Lien Documents.

(a) The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced, in each case, without notice to, or the consent of, the Second Lien Collateral Agent or the Second Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided that the holders of such Refinancing debt bind themselves in a writing addressed to the Second Lien Collateral Agent to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not, without the consent of the Second Lien Collateral Agent (as directed, in the case of the Second Lien Collateral Agent, by the Instructing Group):

(i) increase the sum of (A) the then outstanding aggregate principal amount of the Indebtedness for borrowed money outstanding under the First Lien Credit Agreement (including, if any, any undrawn portion of any commitment under the First Lien Credit Agreement) and (B) the aggregate face amount of any letters of credit issued under the First Lien Credit Agreement and not reimbursed, in excess of the First Lien Cap Amount; or

(ii) add to the Collateral securing the First Lien Obligations other than as specifically provided by this Agreement;

provided, however, that the Second Lien Collateral Agent shall have all the rights and protections of the applicable Second Lien Documents when consenting to an amendment under this Section 5.3.

(b) Without the prior written consent of the First Lien Collateral Agent, no Second Lien Document may be Refinanced, amended, restated, supplemented or otherwise modified or entered into to the extent such Refinancing, amendment, restatement, supplement or modification, or the terms of any new Second Lien Document, would:

(i) increase the then outstanding principal amount of the Second Lien Notes, in excess of the Second Lien Cap Amount;

(ii) increase the interest rate by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate);

(iii) accelerate any dates upon which a scheduled payment of principal or interest is due, or otherwise decreases the weighted average life to maturity;

(iv) modify (or have the effect of a modification of) the mandatory prepayment provisions of the Second Lien Notes Indenture in a manner materially adverse to the lenders under the First Lien Credit Agreement;

(v) increase the obligations of the obligor thereunder or to confer any additional material rights of the Second Lien Noteholders (or a representative on their behalf) which would be materially adverse to the First Lien Collateral Agent or any other First Lien Claimholders; or

(vi) add to the Collateral securing the Second Lien Obligations other than as specifically provided by this Agreement.

(c) In the event the First Lien Collateral Agent or the First Lien Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of the First Lien Collateral Agent in a manner not otherwise prohibited by this Section 5.3, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Security Document without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders and without any action by the Second Lien Collateral Agent, the Company or any other Grantor, provided that:

(i) no such amendment, waiver or consent shall have the effect of:

(A) removing assets subject to the Lien of the Second Lien Security Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 and provided that there is a corresponding release of the Liens securing the First Lien Obligations;

(B) imposing duties on the Second Lien Collateral Agent without its consent;

(C) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Documents or Section 6; or

(D) being prejudicial to the interests of the Second Lien Claimholders to a greater extent than the First Lien Claimholders (other than by virtue of their relative priority and the rights and obligations hereunder); and

(ii) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

5.4 Legends. The Company agrees that each Second Lien Security Document and each First Lien Security Document shall include the following language (or language to similar effect approved, in the case of the Second Lien Security Documents, by the First Lien Collateral Agent, and in the case of the First Lien Security Documents, by the Second Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Second Lien Collateral Agent/First Lien Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by such

Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of July 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Company, Jefferies Finance LLC, as First Lien Collateral Agent and The Bank of New York Mellon, as Second Lien Collateral Agent and certain other Persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Company agrees that each mortgage covering any Collateral shall contain such other language as the First Lien Collateral Agent, in the case of the Second Lien Security Documents, and the Second Lien Collateral Agent, in the case of the First Lien Security Documents, may reasonably request to reflect the subordination and other provisions of this Agreement.

5.5 Gratuitous Bailee/Agent for Perfection.

(a) The First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the First Lien Claimholders and as gratuitous bailee for the Second Lien Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Documents, respectively, subject to the terms and conditions of this Section 5.5. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the First Lien Collateral Agent, the First Lien Collateral Agent agrees to also hold control over such deposit accounts as gratuitous agent for the Second Lien Collateral Agent, subject to the terms and conditions of this Section 5.5.

(b) The First Lien Collateral Agent shall have no obligation whatsoever to the First Lien Claimholders, the Second Lien Collateral Agent or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors, any security interest granted in any such Pledged Collateral is valid or in effect or otherwise perfected or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in paragraph (d) below.

(c) None of the First Lien Collateral Agent and the First Lien Claimholder shall have by reason of the First Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document a fiduciary relationship in respect of the Second Lien Collateral Agent or any Second Lien Claimholder, and the Second Lien Collateral Agent and the Second Lien Claimholders hereby waive and release the First Lien Collateral Agent and the First Lien Claimholders from all claims and liabilities arising pursuant to the First Lien Collateral

Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the Second Lien Claimholders, on the other hand, may differ and the First Lien Collateral Agent and the First Lien Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Second Lien Collateral Agent or the Second Lien Claimholders.

(d) Upon the Discharge of First Lien Obligations under the First Lien Loan Documents to which the First Lien Collateral Agent is a party, the First Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (such endorsement shall be without recourse to, and without any representation or warranty by, the First Lien Collateral Agent), first, to the Second Lien Collateral Agent to the extent Second Lien Obligations remain outstanding and second, to the Company only to the extent no First Lien Obligations, Excess First Lien Obligations, Second Lien Obligations or Excess Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent further agrees to take all other action reasonably requested by the Second Lien Collateral Agent (as directed, in the case of the Second Lien Collateral Agent, by the Instructing Group) at the expense of the Company in connection with the Second Lien Collateral Agent obtaining a first-priority security interest in the Collateral. The Second Lien Collateral Agent will have no obligation to any First Lien Claimholder or Second Lien Claimholder to ensure that any Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5(d). The duties or responsibilities of the Second Lien Collateral Agent under this Section 5.5(d) will be limited solely to possessing or controlling the Pledged Collateral as bailee and/or agent for perfection in accordance with this Section 5.5(d) and delivering the Pledged Collateral upon the Discharge of Second Lien Obligations first to the First Lien Collateral Agent and second, to the Company only to the extent no First Lien Obligations, Excess First Lien Obligations, Second Lien Obligations or Excess Second Lien Obligations remain outstanding.

(e) To the extent that any Collateral (or proceeds thereof) comes into the possession or under the control of the Second Lien Collateral Agent or any other Second Lien Claimholder at any time prior to the Discharge of First Lien Obligations, such Collateral (and proceeds thereof) (whether arising out of the action taken to enforce, collect or realize upon any Collateral or otherwise) shall be promptly delivered to the First Lien Collateral Agent without recourse and without any representation or warranty of any kind whatsoever, together with any necessary endorsements. Until such time as such Collateral (or proceeds thereof) shall have been so delivered to the First Lien Collateral Agent, the Second Lien Collateral Agent or other Second Lien Claimholder shall hold same as agent and bailee for the First Lien Collateral Agent and any assignee solely for the purpose of perfecting the security interest (improving the priority thereof) granted in such Collateral pursuant to the First Lien Loan Documents.

5.6 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of First Lien Obligations has occurred, the Company thereafter enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation, which Refinancing is permitted by the Second Lien Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the New First Lien Debt Notice is delivered to the Second Lien Collateral Agent in accordance with the next sentence, the obligations under such Refinancing of the First Lien Loan Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Collateral Agent under such First Lien Loan Documents shall be the First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New First Lien Debt Notice”) stating that the Company has entered into a new First Lien Loan Document (which notice shall include the identity of the new first lien collateral agent, such agent, the “New Agent”), the Second Lien Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the Second Lien Collateral Agent and the Second Lien Claimholders to be bound by the terms of this Agreement. If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Security Documents and this Agreement.

5.7 Purchase Right.

(a) Without prejudice to the enforcement of any of the First Lien Claimholders’ remedies under the First Lien Loan Documents, this Agreement, at law or in equity or otherwise, the First Lien Claimholders agree that at any time following: (i) an acceleration of the First Lien Obligations in accordance with the terms of the First Lien Credit Agreement, (ii) a payment default in respect of principal or interest under the First Lien Credit Agreement that has not been cured or waived by the First Lien Claimholders within 60 days of the occurrence thereof or (iii) the commencement of any Insolvency or Liquidation Proceeding, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, will offer the Second Lien Claimholders, including the Second Lien Noteholders, by written notice to the Second Lien Collateral Agent, the option to purchase the entire aggregate amount of outstanding First Lien Obligations (including unfunded commitments under the First Lien Credit Agreement) at the Purchase Price without warranty or representation or recourse except as provided in Section 5.7(c). The “Purchase Price” will equal the sum of: (1) the principal amount of all loans, advances or similar extensions of credit included in the First Lien Obligations (including an amount in cash equal to 103% of the undrawn amount of outstanding letters of credit), and all accrued and unpaid interest thereon through the date of purchase (but excluding any prepayment penalties or premiums), (2) the net aggregate amount then owing to First Lien Lender Counterparties under First Lien Hedging Agreements, including all amounts owing to the First Lien Lender Counterparties as a result of the termination (or early termination) thereof, and (3) all accrued and unpaid fees, expenses and other amounts owed to the First Lien Claimholders under the First Lien Loan Documents on the date of purchase to the extent not allocable to Excess First Lien Obligations.

(b) The Second Lien Claimholders opting to purchase the First Lien Obligations shall irrevocably accept such offer within twenty (20) Business Days of the receipt thereof and shall agree to consummate the purchase no later than the fortieth (40th) Business Day after the receipt of such offer, subject to any required approval of any court or other Governmental Authority then in effect, if any. Such sale shall be pursuant to documentation mutually acceptable to each of the First Lien Collateral Agent and the Second Lien Collateral Agent, without the prior written consent of the Company or any other Grantor. If the Second Lien Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the First Lien Claimholders shall have no further obligations pursuant to this Section 5.7 and may take any further actions in their sole discretion in accordance with the First Lien Loan Documents and this Agreement. Each First Lien Claimholder will retain all rights to indemnification provided in the relevant First Lien Loan Documents for all claims and other amounts relating to periods prior to the purchase of the First Lien Obligations pursuant to this Section 5.7. The Purchase Price shall be remitted by wire transfer in federal funds to such bank account of the First Lien Collateral Agent for the ratable account of the First Lien Collateral Agent and the First Lien Claimholders in New York, New York, as the First Lien Collateral Agent may designate in writing to the Second Lien Collateral Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Second Lien Noteholders that have exercised such option to the bank account designated by the First Lien Collateral Agent are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by such Second Lien Noteholders to the bank account designated by the First Lien Collateral Agent are received in such bank account later than 1:00 p.m., New York City time on such Business Day.

(c) The Second Lien Claimholders agree that the purchase and sale of the First Lien Obligations under this Section 5.7 will be expressly made without recourse and without representation or warranty of any kind by the First Lien Claimholders, except that the First Lien Claimholders shall severally and not jointly represent and warrant to the Second Lien Claimholders that on the date of the purchase, immediately before giving effect to such purchase:

(i) the principal of and accrued and unpaid interest on the First Lien Obligations, and the fees and expenses thereof owed to the respective First Lien Claimholders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the First Lien Obligations; and

(ii) each First Lien Claimholder owns the First Lien Obligations purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by the First Lien Credit Agreement, in which case the Purchase Price will be appropriately adjusted so that the Second Lien Claimholders do not pay amounts represented by participation interests).

(d) Any Excess First Lien Obligations will, after the closing of the purchase of the First Lien Obligations in accordance with this Section 5.7 remain Excess First Lien Obligations for all purposes of this Agreement.

SECTION 6 Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues.

(a) Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the First Lien Collateral Agent or any other creditor has a Lien or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to or contest (or join with or support any third party in objecting or contesting), and each Second Lien Claimholder shall be deemed to have consented to, such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to the First Lien Collateral Agent) and to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Second Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the First Lien Collateral Agent or to the extent permitted by Section 6.3); provided that (i) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of First Lien Obligations constituting Indebtedness for borrowed money plus the aggregate face amount of any letters of credit issued and not reimbursed under the First Lien Credit Agreement does not exceed the sum of (I) the First Lien Cap Amount and (II) $50,000,000 and (ii) the Second Lien Collateral Agent and the Second Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests. The Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder, agrees that it will not provide or seek (or support any other Person that is not a First Lien Claimholder seeking) to provide DIP Financing to the Company or any other Grantor so long as the First Lien Collateral Agent or any other First Lien Claimholder shall desire to provide such DIP Financing; provided, however, in the event that no First Lien Claimholder desires to provide a DIP Financing, the First Lien Collateral Agent, on behalf of itself and each other First Lien Claimholder, reserves the right to object to the provision of any DIP Financing by any Second Lien Claimholder.

(b) The Second Lien Collateral Agent on behalf of the Second Lien Claimholders agrees that it will not seek consultation rights in connection with, and it will raise no objection or oppose, a motion to Dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite First Lien Claimholders have consented to such Disposition. The Second Lien Collateral Agent on behalf of the Second Lien Claimholders further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such Disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the requisite First Lien Claimholders have consented to such (i) retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the Disposition of such assets, in which event the Second Lien Claimholders will be deemed to have consented to the Disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such motion does not impair the rights of the Second Lien Claimholders under Section 363(k) of the Bankruptcy Code; provided that (i) the First Lien Cap Amount shall be reduced by an amount equal to the net cash proceeds of such sale or other disposition which are used to pay the principal or face amount of the First Lien Obligations and (ii) any proceeds in excess of those necessary for the Discharge of First Lien Obligations shall be applied in accordance with this Agreement and applicable law.

(c) Notwithstanding any other provision hereof to the contrary, the Second Lien Collateral Agent on its behalf and on behalf of the Second Lien Claimholders, agrees that (i) without the consent of the First Lien Claimholders, none of the Second Lien Collateral Agent, the Second Lien Claimholders or any agent or the trustee on behalf of any of them shall, for any purpose during any Insolvency or Liquidation Proceeding or otherwise, support, endorse, propose or submit, whether directly or indirectly, any valuation of any of the Grantors or their respective assets that allocates or ascribes any value whatsoever to any of the Restricted Assets and (ii) without the consent of the First Lien Claimholders, none of the Second Lien Collateral Agent, the Second Lien Claimholders or any agent or trustee on behalf of any of them shall for any purpose during any Insolvency or Liquidation Proceeding or otherwise challenge, dispute or object to any valuation of the Company or any of the Subsidiary Guarantors or their respective assets, or otherwise take any position with respect to such valuation, that is proposed, supported or otherwise arises in any Insolvency or Liquidation Proceeding, on grounds that such valuation does not allocate or ascribe adequate or appropriate value to any of the Restricted Assets.

6.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral or the Restricted Assets, without the prior written consent of the First Lien Collateral Agent or (ii) oppose (or support any other Person in opposing) any request by the First Lien Collateral Agent for relief from such stay.

6.3 Adequate Protection.

(a) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(i) any request by the First Lien Collateral Agent or the First Lien Claimholders for adequate protection under any Bankruptcy Law; or

(ii) any objection by the First Lien Collateral Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the First Lien Claimholders claiming a lack of adequate protection.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(i) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any use of Cash Collateral or DIP Financing, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such use of Cash Collateral or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement; and

(ii) the Second Lien Collateral Agent and the Second Lien Claimholders shall only be permitted to seek adequate protection with respect to their respective rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted a senior Lien on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted senior replacement Liens on the Collateral; and (C) an administrative expense claim; provided that as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Second Lien Collateral Agent and the Second Lien Claimholders. If any Second Lien Claimholder receives post-petition interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding (“Second Lien Adequate Protection Payments”), and the First Lien Claimholders do not receive payment in full in cash of all First Lien Obligations (subject, in the case of principal outstanding under the First Lien Credit Agreement and the other First Lien Loan Documents and face amounts of letters of credit, to the First Lien Cap Amount) upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then, each Second Lien Claimholders shall pay over to the First Lien Claimholders an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Second Lien Adequate Protection Payments received by such Second Lien Claimholders and (ii) the amount of the short-fall (the “Short Fall”) in payment in full of the First Lien Obligations (subject, in the case of principal outstanding under the First Lien Credit Agreement and the other First Lien Loan Documents and face amounts of letters of credit, to the First Lien Cap Amount); provided that to the extent any portion of the Short Fall represents payments received by the First Lien Claimholders in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the First Lien Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, pro rata, equal in value to the cash paid in respect of the Pay-Over Amount to the applicable Second Lien Claimholders in exchange for the Pay-Over Amount. Notwithstanding anything herein to the contrary, the First Lien Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Second Lien Claimholders made pursuant to this Section 6.3(b).

(c) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Claimholders, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to the Second Lien Collateral Agent at least two (2) Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to the Second Lien Collateral Agent at least fifteen (15) days in advance of such hearing.

6.4 No Waiver. Subject to Sections 3.1(a), 3.1(c), 3.1(d) and 6.7(b), nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Collateral Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Collateral Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Documents or otherwise.

6.5 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of First Lien Obligations shall be deemed not the have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7 Post-Petition Interest.

(a) Neither the Second Lien Collateral Agent nor any Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Interest to the extent of the value of any First Lien Claimholder’s Lien, without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral.

(b) Neither the First Lien Collateral Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral (after taking into account the value of the First Lien Obligations).

6.8 Waiver. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

6.9 Separate Grants of Security and Separate Classification. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, and the First Lien Collateral Agent for itself and on behalf of the First Lien Claimholders, acknowledges and agrees that:

(a) the grants of Liens pursuant to the First Lien Security Documents and the Second Lien Security Documents constitute two separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees (and by the acceptance of the benefits hereof, each of the First Lien Claimholders and Second Lien Claimholders acknowledges and agrees) that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the First Lien Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Collateral, with the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent, for itself and on behalf of the First Lien Claimholders, Collateral or proceeds of

Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders).

6.10 Effectiveness in Insolvency Proceedings. The parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.

6.11 No Surcharge of Collateral. None of the Second Lien Collateral Agent or any other Second Lien Claimholder shall, in an Insolvency or Liquidation Proceeding or otherwise, assert or enforce, at any time when the Discharge of First Lien Obligations has not occurred, any claim under Section 506(c) of Title 11 of the United States Code (and otherwise) for costs or expenses of preserving or disposing of any Collateral.

6.12 Right to Credit Bid. None of the Second Lien Collateral Agent or any other Second Lien Claimholder shall object to, contest or oppose (or support any other Person in objecting to, contesting or opposing) in any manner the exercise by the First Lien Collateral Agent or any of the First Lien Lenders of the right to “credit bid” pursuant to Section 363(k) of Title 11 of the United States Code or other applicable law in respect of the Collateral.

6.13 Plan Treatment. None of the Second Lien Collateral Agent or any other Second Lien Claimholder shall seek (or cause or support any other Person to seek) the filing or confirmation of any plan of reorganization or liquidation or similar dispositive plan that does not expressly provide for the Discharge of First Lien Obligations on the plan’s effective date.

SECTION 7 Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Agent or any Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Loan Documents or this Agreement. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Collateral Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents or this Agreement.

7.2 No Warranties or Liability. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, acknowledges and agrees that each of the Second Lien

Collateral Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, acknowledges and agrees that each of the First Lien Collateral Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the First Lien Claimholders, and the First Lien Collateral Agent and the First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Loan Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the First Lien Claimholders, the First Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Claimholder or the First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(a)), the First Lien Claimholders, the First Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Collateral Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents; provided that any such increase in the First Lien Obligations shall not increase the sum of the Indebtedness for borrowed money constituting principal under the First Lien Credit Agreement and the face amount of any letters of credit issued under the First Lien Credit Agreement and not reimbursed to an amount in excess of the First Lien Cap Amount;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Company or any other Grantor to the First Lien Claimholders or the First Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c) Except as otherwise expressly provided herein, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Collateral Agent shall have no liability to the Second Lien Collateral Agent or any Second Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any First Lien Claimholder or the First Lien Collateral Agent, arising out of any and all actions which the First Lien Claimholders or the First Lien Collateral Agent may take or permit or omit to take with respect to:

(i) the First Lien Loan Documents (other than this Agreement);

(ii) the collection of the First Lien Obligations;

(iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise; or

(iv) any election by an First Lien Claimholder in any proceeding under the Bankruptcy Code of the application of Section 111(b) thereof.

(d) Until the Discharge of First Lien Obligations, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Claimholders and the Second Lien Collateral Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof or interest rate thereon, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange or impairment of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Collateral Agent, the First Lien Obligations, any First Lien Claimholder, the Second Lien Collateral Agent, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

SECTION 8 Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Claimholder subject to the Second Lien Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver, trustee or similar Person for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. Subject to the immediately succeeding sentence, this Agreement shall terminate and be of no further force and effect:

(a) with respect to the First Lien Collateral Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.5; and

(b) with respect to the Second Lien Collateral Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Notes Indenture terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate.

Notwithstanding the foregoing or anything else in this Agreement to the contrary, to the extent that the Discharge of First Lien Obligations has occurred (subject to the rights of the First Lien Claimholders under Section 6.5) and no Second Lien Obligations remain outstanding but there remains outstanding Excess First Lien Obligations or Excess Second Lien Obligations, (i) the provisions of this Agreement shall continue in full force and effect until such time as all Excess First Lien Obligations and all Excess Second Lien Obligations have been paid in full in cash, (ii) the Excess First Lien Obligations shall be treated for all purposes hereunder as First Lien Obligations and (iii) the Excess Second Lien Obligations shall be treated for all purposes hereunder as Second Lien Obligations.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Agent or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time; provided that (x) the First Lien Collateral Agent may, without the written consent of any other First Lien Claimholder, the Second Lien Collateral Agent or any other Second Lien

Claimholder, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the First Lien Credit Agreement or any other First Lien Loan Document or any Refinancing or extension thereof) and adding new creditors as “First Lien Claimholders” hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the First Lien Credit Agreement or any other First Lien Loan Document or the Second Lien Notes Indenture or any other Second Lien Document and (y) additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.17. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly and adversely affected.

8.4 Information Concerning Financial Condition of the Company and its Subsidiaries. (a) The First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations.

(b) The First Lien Collateral Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Collateral Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Collateral Agent or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any Second Lien Claimholder, it or they shall be under no obligation:

(i) to make, and the First Lien Collateral Agent and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(ii) to provide any additional information or to provide any such information on any subsequent occasion;

(iii) to undertake any investigation; or

(iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(c) The Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to advise the First Lien Collateral Agent or any First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Second Lien Collateral Agent or any of the Second Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First Lien Collateral Agent or any First Lien Claimholder, it or they shall be under no obligation:

(i) to make, and the Second Lien Collateral Agent and the Second Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(ii) to provide any additional information or to provide any such information on any subsequent occasion;

(iii) to undertake any investigation; or

(iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. With respect to the value of any payments or distributions in cash, or other property that any of the Second Lien Claimholders or the Second Lien Collateral Agent pays over to the First Lien Collateral Agent or the First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Collateral Agent shall be subrogated to the rights of the First Lien Collateral Agent and the First Lien Claimholders; provided that the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, or other property received by the Second Lien Collateral Agent or the Second Lien Claimholders that are paid over to the First Lien Collateral Agent or the First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

8.6 Application of Payments. (a) All payments received by the First Lien Collateral Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment, subject to Section 5.3(a), of the First Lien Obligations or any part thereof and, subject to the provisions of this Agreement, to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

(b) All payments received by the Second Lien Collateral Agent or the Second Lien Claimholders may be applied in accordance with this Agreement, reversed and reapplied, in whole or in part, to such part of the Second Lien Obligations provided for in the Second Lien Documents. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, assents to any extension or postponement of the time of payment, subject to Section 5.3(b), of the Second Lien Obligations or any part thereof and, subject to the provisions of this Agreement, to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Second Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7 SUBMISSION TO JURISDICTION; WAIVERS.

(a) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENTS.

(b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 8.7(a). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY FIRST LIEN LOAN DOCUMENT OR SECOND LIEN DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 8.8.

(d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT

SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.7(d).

8.8 Notices. All notices to the First Lien Claimholders and the Second Lien Claimholders permitted or required under this Agreement shall also be sent to the First Lien Collateral Agent and the Second Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, facsimile or sent by other electronic transmission or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or other electronic transmission, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9 Further Assurances. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Documents, and the Company, agree that each of them, at the sole expense of the Company, shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, including reinstatement as control agent under any account control agreement.

8.10 APPLICABLE LAW. THIS AGREEMENT, AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT LAW OR TORT LAW OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders and their respective successors and assigns. If either of the First Lien Collateral Agent or the Second Lien Collateral Agent resigns or is replaced pursuant to the First Lien Credit Agreement or the Second Lien Notes Indenture, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, debtor-in-possession, creditor trust or other representative of any estate or creditor is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

8.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15 No Third Party Beneficiaries; Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Collateral Agent and the First Lien Claimholders on the one hand and the Second Lien Collateral Agent and the Second Lien Claimholders on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.16 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

8.17 Grantors; Additional Grantors. It is understood and agreed that the Company and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The original Grantors hereby covenant and agree to cause each Subsidiary which becomes a Subsidiary Guarantor after the date hereof to promptly become a party hereto (as a Grantor) by executing and delivering a counterpart hereof to each of the First Lien Collateral Agent and Second Lien Collateral Agent or by executing and delivering an assumption agreement in form and substance reasonably satisfactory to the First Lien Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Subsidiary

Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor and had complied with the requirements of the immediately preceding sentence.

8.18 Collateral Agents. It is understood and agreed that (i) Jefferies Finance LLC is entering into this Agreement in its capacity as First Lien Collateral Agent and the rights, powers, privileges and protections afforded to the “Agent” under Article IX of the First Lien Credit Agreement shall also apply to Jefferies Finance LLC as First Lien Collateral Agent hereunder, (ii) BNYM is entering in this Agreement in its capacity as “Notes Collateral Agent” under the Second Lien Notes Security Agreement and the other Second Lien Documents and the rights, powers, privileges, protections, immunities and benefits afforded to the “Notes Collateral Agent” under the Second Lien Documents shall also apply to BNYM, as the Second Lien Collateral Agent hereunder, and (iii) the Second Lien Noteholders have expressly authorized and instructed the Second Lien Collateral Agent to execute and deliver this Agreement. In addition, but not in substitution of the foregoing and except as expressly provided in this Agreement, (x) the Second Lien Collateral Agent shall not be subject to any fiduciary, trust or other implied duties to the First Lien Collateral Agent or the other First Lien Claimholders by reason of this Agreement and (y) the First Lien Collateral Agent shall not be subject to any fiduciary, trust or other implied duties to the Second Lien Collateral Agent or the other Second Lien Claimholders by reason of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

First Lien Collateral Agent

JEFFERIES FINANCE LLC, as First Lien Collateral Agent

By:	/s/ E. J. Hess
Name: E. J. Hess
Title: Managing Director

Address for Notices: 520 Madison Avenue New York, New York 10022
Attention: Account Officer for KCG Holdings, Inc. Facsimile No.: (212) 284-3444

Second Lien Collateral Agent

THE BANK OF NEW YORK MELLON, as Second Lien Collateral Agent

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

Address for Notices: 101 Barclay St - 4 West New York, NY 10286 Att: M. Misellis

Acknowledged and Agreed to by:

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name: John McCarthy
Title: General Counsel and Secretary

BLINK TRADING LLC

By:	/s/ John McCarthy
Name: John McCarthy
Title: General Counsel and Secretary

GETCO HOLDING COMPANY, LLC

By:	/s/ John McCarthy
Name: John McCarthy
Title: General Counsel and Secretary

GETCO TRADING, LLC

By:	/s/ Alex Sadowski
Name: Alex Sadowski
Title: Manager

GLOBAL COLOCATION SERVICES LLC

By	GETGO Holding Company, LLC its Sole Member

By:	/s/ John McCarthy
Name: John McCarthy
Title: Authorized Person

HOTSPOT FX HOLDINGS, INC.

By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Managing Director, Deputy General Counsel & Secretary

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Managing Director,
Deputy General Counsel & Assistant Secretary

KNIGHT CAPITAL HOLDINGS LLC

By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Managing Director,
Deputy General Counsel & Secretary

KNIGHT FIXED INCOME HOLDINGS LLC

By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Managing Director,
Deputy General Counsel & Secretary

KNIGHT HOTSPOT FX LLC

By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Managing Director,
Deputy General Counsel & Secretary

KNIGHT LIBERTAS HOLDINGS LLC

By:	/s/ John Hestvik
Name: John Hestvik
Title: Managing Director

KNIGHT QUANTITATIVE TRADING LLC

By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Managing Director,
Deputy General Counsel & Secretary

ANNEX A

FORM OF SUPPLEMENT TO INTERCREDITOR AGREEMENT

This SUPPLEMENT TO THE INTERCREDITOR AGREEMENT (this “Supplement”) is made on                  , 201     among: (i) KCG HOLDINGS, INC. (the “Company”), (ii) [                    ] (each a “Grantor” and collectively with the Company, the “Grantors”) and (iii) [                            ] (the “Pari Passu Agent”).

Reference is hereby made to that certain Intercreditor Agreement, dated as of July 1, 2013 (as amended, the “Intercreditor Agreement”), among the Company, the other Grantors, The Bank of New York Mellon, as collateral agent for the benefit of the holders of Second Lien Obligations (in such capacity, including any successor thereto in such capacity, the “Second Lien Collateral Agent”) and Jefferies Finance LLC, as collateral agent for the benefit of the holders of First Lien Obligations (in such capacity, including any successor thereto in such capacity, the “First Lien Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Company and the other Grantors have entered into the Pari Passu Payment Lien Documents and it is a condition under the terms of the Intercreditor Agreement to the incurrence of New Indebtedness identified below that this Supplement be executed and delivered to the First Lien Collateral Agent and the Second Lien Collateral Agent;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Intercreditor Agreement. As used in this Supplement, the following terms shall have the following definitions:

“Borrowing Date” means the date on which the Pari Passu Payment Lien Documents are effective.

“Holders” means the lenders or holders providing Pari Passu Indebtedness.

“New Indebtedness” means any principal and interest payable to the Holders under the Pari Passu Payment Lien Documents and any other obligations arising under Pari Passu Payment Lien Documents.

“Pari Passu Agent” means [                                ], as agent on behalf of the Holders providing Pari Passu Indebtedness.

“Pari Passu Payment Lien Documents” means the [                    ], dated as of [                    ] and [list other documents executed and delivered in connection therewith].

Annex A

SECTION 2. Supplement. This Supplement is supplemental to the Intercreditor Agreement and is the supplement to be delivered pursuant to Section 2.5 of the Intercreditor Agreement in connection with the New Indebtedness. The Pari Passu Agent hereby agrees to the terms of the Intercreditor Agreement as if it were a party thereto.

SECTION 3. Pari Passu Indebtedness. The Company hereby confirms that the Pari Passu Agent, the First Lien Collateral Agent and the other First Lien Claimholders and the Second Lien Collateral Agent and the other Second Lien Claimholders may conclusively rely on the representations set forth in the Officer’s Certificate attached hereto as Exhibit A certifying that the New Indebtedness (a) complies with the requirements of the definition of “Pari Passu Indebtedness” under the Intercreditor Agreement and (b) does not exceed the Maximum Pari Passu Indebtedness Amount. Each of the Company and the other Grantors hereby confirm that attached hereto as Exhibit B is a true, correct and complete copy of the Accession Agreement which was executed and delivered in connection with the New Indebtedness.

SECTION 4. Effectiveness; Ratification. This Supplement shall become effective upon the later of (a) the receipt of this Supplement by the First Lien Collateral Agent and the Second Lien Collateral Agent and (b) the Borrowing Date, and from and after the date hereof, the Pari Passu Agent and the Holders shall constitute “Additional Secured Parties” and “Second Lien Claimholders” under the Intercreditor Agreement.

Any and all references to the “Intercreditor Agreement” in the First Lien Loan Documents and the Second Lien Documents shall mean the Intercreditor Agreement, as supplemented hereby. Except as supplemented by this Supplement, the Intercreditor Agreement remains unmodified and in full force and effect and is hereby ratified, approved and confirmed as of the date hereof.

SECTION 5. Appointment of Collateral Agent. The Pari Passu Agent, by its execution and delivery hereof (on behalf of itself and the Holders), authorizes and appoints The Bank of New York Mellon, as the Second Lien Collateral Agent, and directs the Second Lien Collateral Agent to act on its behalf (and on behalf of the Holders) under the Intercreditor Agreement. In acting hereunder, the Second Lien Collateral Agent shall have all of the rights, benefits and immunities given to it under the Second Lien Notes Indenture and the Security Documents, all of which are incorporated by reference herein.

The Second Lien Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by the Second Lien Notes Indenture, the Second Lien Security Documents or the Intercreditor Agreement at the request or direction of any Second Lien Noteholder or Holder, unless such requesting or directing party shall have offered to the Second Lien Collateral Agent security or indemnity satisfactory to the Second Lien Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; and no provision of the Intercreditor Agreement or any Second Lien Security Document shall require the Second Lien Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Annex A

SECTION 6. Governing Law. This Supplement shall in all respects be governed by the law of the State of New York.

SECTION 7. Third Party Beneficiary. The Second Lien Noteholders and the other Second Lien Claimholders and the First Lien Claimholders are intended third party beneficiaries of this Supplement.

SECTION 8. Disclaimer. Neither the First Lien Collateral Agent nor the Second Lien Collateral Agent shall be responsible for the validity or sufficiency of this Supplement or of the recitals hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Annex A

IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date first written above.

KCG HOLDINGS, INC., as Company

By:
Name:
Title:

[ ], as Grantor

By:
Name:
Title:

[ ], as Pari Passu Agent

By:
Name:
Title:

Acknowledged and Agreed:

FIRST LIEN COLLATERAL AGENT:

JEFFERIES FINANCE LLC, as First Lien Collateral Agent

By:
Name:
Title:
Date:

SECOND LIEN COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON, as Second Lien Collateral Agent

By:
Name:
Title:
Date: